PROMISSORY NOTE
                                 ---------------


$37,500.00                               Fort Lauderdale, FL, September 28, 2001

FOR VALUE RECEIVED, I/WE, or either of us, promise to pay to the order of BAY COLONY ASSOCIATES, LTD., the sum Thirty seven thousand, five hundred and no/100 dollars ($37,500.00) at c/o Marquette Realty, 5601 N. Dixie Highway, Suite 420, Fort Lauderdale, Florida 33334, with interest from date at the rate of seven (7%) percent per annum until paid, payable as follows:

Payable in one lump sum including principal and accrued interest on or before November 28, 2001.

Now should it become necessary to collect his note through an attorney, either of us, whether maker, surety, or endorser on this note, hereby agrees to pay all costs of such collection, including reasonable attorney's fee. The drawers and endorsers severally waive presentment for payment, protest, and notice of protest of this note. IN THE EVENT any payment of interest or principal not be paid within THIRTY (30) days after the same becomes due, the holder on this note may, at his option, declare the whole principal sum here to be immediately due and payable.

PARKSON PROPERTY LLC

By:/s/ Robert G. Tancredi
   =============================================
   Robert G. Tancredi, authorized representative